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Exhibit 10.35

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (this "Amendment") is executed as of August 17, 2006, by and between ECI SHERMAN PLAZA LLC, a Delaware limited liability company ("Landlord"), and HEMACARE CORPORATION., a California corporation ("Tenant").

Recitals

        A.    Landlord and Tenant entered into a Lease Agreement dated February 10, 2006 (the "Lease"). Under the terms of the Lease Tenant leases from Landlord the following three (3) spaces in the building located at 15400 Sherman Way, Van Nuys, California (the "Building"):

            (i)  the Initial Ground Floor Premises containing 7,178 rentable square feet on the first (1st) floor of the Building, and the Initial Third Floor Premises containing 4,455 rentable square feet on the third (3rd) floor of the Building (together, the "Initial Premises"), and

           (ii)  the "Additional Premises" containing 8,011 rentable square feet third (3rd) floor of the Building.

        B.    The anticipated delivery date of the Initial Premises to Tenant was May 1, 2006.

        C.    Landlord and Tenant desire to stipulate that Landlord delivered the Initial Premises to Tenant on August 14, 2006.

        D.    Landlord and Tenant desire to change the Delivery Deadline for the Additional Premises from August 1, 2006 to September 1, 2006 (the "Revised Delivery Deadline").

        E.    By letter dated May 5, 2006 Landlord relocated (i) the Initial Third Floor Premises from Suite 320 to Suite 330, and (ii) the Additional Premises from Suite 360 to Suite 350. The approximate configuration and location of Suites 330 and 350 are shown on Exhibit A attached hereto. Suites 330 and 350 are together herein called the "Relocation Space".

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as that the Lease is amended as follows:

        1.    Definitions.    Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

        2.    Delivery of Initial Premises.    Landlord and Tenant stipulate that for the purposes of the Lease Landlord delivered the Initial Premises to Tenant on August 14, 2006 in the condition required under the Lease.

        3.    Amendment of the Delivery Deadline for the Additional Premises.    The Delivery Deadline for the Additional Premises is hereby changed to Revised Delivery Deadline. If Landlord has not delivered the Additional Premises to Tenant by the Revised Delivery Deadline, as such date may be extended by Force Majeure delays, then for each day during the period commencing on the first day following the Revised Delivery Deadline and ending on the date immediately preceding the date Landlord delivers the Additional Premises to Tenant in the condition required under the Lease, Tenant shall receive a rent credit equal to one (1) day's monthly Base Rent otherwise payable for the Additional Premises. Tenant shall receive such credit commencing in the month immediately following the month in which Base Rent is otherwise first due under this Lease.

        4.    Substitution of Relocation Space.    Landlord and Tenant hereby agree that the Relocation Space is substituted for the Initial Third Floor Premises and the Additional Premises, as such are identified in the Lease.

        5.    Full Force and Effect; No Other Amendment.    Except as amended by this Amendment, the Lease has not been amended or modified; and all of the terms and provisions of the Lease, as modified by this Amendment, remain unmodified and in full force and effect. Landlord and Tenant hereby ratify the Lease, as amended herein. This Amendment contains the entire agreement between Landlord and Tenant regarding the subject matters contained herein, and except for the Lease supersedes all prior of contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment is hereby executed and delivered in multiple counterparts, each of which shall have the force and effect of an original.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:			TENANT:
ECI SHERMAN PLAZA LLC, a Delaware limited liability company			HEMACARE CORPORATION, a California corporation
by:	Embarcadero Capital Investors LP,		By:	/s/ Judi Irving
its sole member
Name: Judi Irving
Title: President & CEO
by	Embarcadero Capital Partners LLC,		By:	/s/ Robert S. Chilton
a Delaware limited liability company,
	its sole general partner			Name: Robert S. Chilton
Title: EVP & CFO
	by:	Hamilton Partners, LP
Manager
	by:	Hamilton Ventures, Inc.,
general partner
	by:	/s/ John Hamilton John Hamilton, President

EXHIBIT A

ATTACHED TO AND FORMING A PART OF
FIRST AMENDMENT
DATED AS OF AUGUST 17, 2006
BETWEEN
ECI SHERMAN PLAZA LLC, AS LANDLORD,
AND
HEMACARE CORPORATION, AS TENANT ("LEASE")

RELOCATION SPACE

[Floor plan showing location
and configuration of Relocation Space
to be inserted.]

INITIALS:
Landlord	/s/ JH
Tenant	/s/ JI

Exhibit A, Page 1

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  Exhibit 10.35
FIRST AMENDMENT TO LEASE
Recitals